UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On November 5, 2007, Beazer Homes USA, Inc. (the “Company”) issued a press release providing certain unaudited and preliminary fourth quarter financial and operating data.

As previously announced,  the Company reported that its Audit Committee determined it will be necessary for the Company to restate its financial statements relating to fiscal years 2004 through 2006 and the interim periods of fiscal 2006 and fiscal 2007. As a result, the Company is not able at this time to report its financial results for the fourth quarter and fiscal year 2007.  Nonetheless, the Company is providing these preliminary and select estimates of financial and operating data, although the information is unaudited and is subject to change.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06    Material Impairments.
On November 5, 2007, the Company also announced that, in light of continued deterioration in the housing markets, it expects results for the fourth quarter of fiscal 2007 to include non-cash pre-tax charges to abandon land option contracts, to recognize inventory impairments and to record impairments and land option abandonments in joint ventures of approximately $230 million. In addition, the Company is currently in the process of evaluating the recoverability of its goodwill, which may result in impairment charges.

Item 8.01    Other Items.
On November 5, 2007, the Company also announced that it has recently taken steps to further reduce its overall cost structure and improve operating efficiencies.  As a result, in October 2007, the Company further reduced overall headcount by approximately 650 positions, or 25%.  Since peak headcount levels in March 2006, overall headcount has declined by over 50% through reductions in force and attrition.  The Company expects these headcount reductions to result in annualized cost savings of at least $30 million.  In addition, the Company has reorganized accounting and back-office functions and is centralizing a number of marketing initiatives to achieve additional efficiencies.

The Company also announced that its Board of Directors has voted to suspend the Company’s quarterly dividend of $0.10 per share.  The Board concluded that this action, which will allow the Company to conserve approximately $16 million of cash on an annual basis, is prudent in light of the continued deterioration in the housing market at this time.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: November 6, 2007	By:	/s/Allan P. Merrill
Allan P. Merrill
Executive Vice President and
Chief Financial Officer